                                                                 EXHIBIT 10.(s)

                            ASSET PURCHASE AGREEMENT


                                    BETWEEN


                  ALLIED DISTRIBUTING COMPANY OF HOUSTON, INC.
                       AUTO PARTS INVESTMENT GROUP, INC.
                                    (SELLER)


                                      AND


                         RANKIN AUTOMOTIVE GROUP, INC.
                                  (PURCHASER)

                         DATED AS OF FEBRUARY 26, 1999


                                                       Daniels & Sooter, L.L.C.

                               TABLE OF CONTENTS

                                                                                                           Page No.
                                                                                                           --------
ARTICLE I                  DEFINITIONS............................................................................1
         Section 1.1       Definitions............................................................................1

ARTICLE II                 SALE AND PURCHASE OF PURCHASED ASSETS AND
                           ASSUMPTION OF ASSUMED LIABILITIES......................................................7
         Section 2.1       Purchase and Sale of Purchased Assets..................................................7
         Section 2.2       Assumption of Obligations and Liabilities..............................................7
         Section 2.3       Inventory Levels and Purchase Price....................................................8
         Section 2.4       Physical Inventory; Determination of Purchased Inventory..............................11
         Section 2.5       Allocation of Purchase Price..........................................................12
         Section 2.6       Sale at Closing Date..................................................................12
         Section 2.7       Apportionments........................................................................12

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF SELLER..............................................12
         Section 3.1       Authority of Seller...................................................................12
         Section 3.2       No Conflict or Violation..............................................................13
         Section 3.3       Consents and Approvals................................................................13
         Section 3.4       Compliance with Law...................................................................13
         Section 3.5       Permits, Notices......................................................................13
         Section 3.6       Ownership of Purchased Assets.........................................................13
         Section 3.7       Assigned Contracts....................................................................14
         Section 3.8       Labor Relations.......................................................................14
         Section 3.9       Litigation............................................................................14
         Section 3.10      Brokers...............................................................................14
         Section 3.11      Existing Condition....................................................................14
         Section 3.12      Condition of Tangible Assets..........................................................15
         Section 3.13      Tax and Other Returns and Reports.....................................................15
         Section 3.14      Contracts and Commitments.............................................................16

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................17
         Section 4.1       Authority of Purchaser................................................................17
         Section 4.2       No Conflict or Violation..............................................................17
         Section 4.3       Consents and Approvals................................................................18
         Section 4.4       Availability of Funds.................................................................18
         Section 4.5       Litigation............................................................................18
         Section 4.6       Brokers...............................................................................18

ARTICLE V                  CERTAIN COVENANTS OF SELLER...........................................................18
         Section 5.1       Conduct of Business Before the Closing Date...........................................18

                                                       Daniels & Sooter, L.L.C.
                                                                        Page ii

         Section 5.2       In General............................................................................18
         Section 5.3       Information and Access................................................................19
         Section 5.4       Further Assurances....................................................................19
         Section 5.5       Reasonable Efforts....................................................................19
         Section 5.6       Cure of Defaults......................................................................19
         Section 5.7       Audit of Operations at Business Locations.............................................19
         Section 5.8       Severance; Vacation and Sick Leave....................................................19
         Section 5.9       Worker's Compensation/OSHA............................................................20
         Section 5.10      Grievances............................................................................20
         Section 5.11      Seller Certification..................................................................20
         Section 5.12      Seller Indemnity......................................................................21
         Section 5.13      No Solicitation.......................................................................21

ARTICLE VI                 CERTAIN COVENANTS OF PURCHASER........................................................22
         Section 6.1       Reasonable Efforts....................................................................22
         Section 6.2       Performance Under Assigned Contracts..................................................22
         Section 6.3       Purchaser Financing...................................................................22
         Section 6.4       Purchaser Indemnity...................................................................22

ARTICLE VII                CONDITIONS TO SELLER'S OBLIGATIONS....................................................23
         Section 7.1       Representations and Warranties........................................................23
         Section 7.2       Compliance with Agreement.............................................................23
         Section 7.3       Consents..............................................................................23
         Section 7.4       Purchaser's Closing Deliveries and Obligations........................................23
         Section 7.5       Availability of Purchaser Financing...................................................23
         Section 7.6       No Adverse Proceeding.................................................................23
         Section 7.7       Minimum Inventory to be Purchased Amount..............................................24
         Section 7.8       Fairness Opinion......................................................................24
         Section 7.9       Shareholder and ESOP Participant Approval.............................................24

ARTICLE VIII               CONDITIONS TO PURCHASER'S OBLIGATIONS.................................................24
         Section 8.1       Representations and Warranties........................................................24
         Section 8.2       Compliance with Agreement.............................................................24
         Section 8.3       No Adverse Proceeding.................................................................24
         Section 8.4       Consents..............................................................................24
         Section 8.5       Seller's Closing Deliveries and Obligations...........................................25

ARTICLE IX                 THE CLOSING AND TERMINATION...........................................................25
         Section 9.1       The Closing...........................................................................25
         Section 9.2       Termination...........................................................................26
         Section 9.3       Effects of Termination................................................................27

ARTICLE X                  TAXES.................................................................................28


                                                       Daniels & Sooter, L.L.C.
                                                                       Page iii

         Section 10.1      Taxes Related to Purchase of Assets...................................................28
         Section 10.2      Proration of Real and Personal Property Taxes.........................................28
         Section 10.3      Cooperation on Tax Matters............................................................28

ARTICLE XI                 EMPLOYEES AND EMPLOYEE BENEFIT PLANS..................................................29
         Section 11.1      Current Intent Regarding Business Employees; WARN.....................................29

ARTICLE XII                MISCELLANEOUS PROVISIONS..............................................................29
         Section 12.1      Representations and Warranties........................................................29
         Section 12.2      Notices...............................................................................30
         Section 12.3      Notice Regarding Indemnities, Limitation of Indemnity, Etc............................30
         Section 12.4      Amendments............................................................................32
         Section 12.5      Assignment............................................................................32
         Section 12.6      Announcements.........................................................................32
         Section 12.7      Expenses..............................................................................32
         Section 12.8      Entire Agreement......................................................................33
         Section 12.9      Descriptive Headings..................................................................33
         Section 12.10     Counterparts..........................................................................33
         Section 12.11     Governing Law; Jurisdiction...........................................................33
         Section 12.12     Construction..........................................................................33
         Section 12.13     Severability..........................................................................33
         Section 12.14     Confidentiality.......................................................................33
         Section 12.15     Exhibits..............................................................................34

                                                       Daniels & Sooter, L.L.C.
                                                                        Page iv

                                    SCHEDULES

Schedule A                    Accounts Payable
Schedule B                    Accounts Receivable
Schedule C                    Fixed Assets
Schedule D                    Intellectual Property
Schedule E                    Inventory
Schedule F                    Purchased Inventory
Schedule G                    Real Estate
Schedule H                    Shareholder Notes
Schedule I                    Third Party Notes
Schedule 2.2                  Accrued Employee Benefits
Schedule 2.3                  Deposits
Schedule 3.3                  Consents and Approvals
Schedule 3.4                  Noncompliance
Schedule 3.5                  Permits
Schedule 3.7                  Assigned Contracts

Schedule 3.8                  Collective Bargaining Agreements
Schedule 3.9                  Litigation
Schedule 3.11                 Existing Condition
Schedule 3.12                 Condition of Tangible Assets
Schedule 3.13                 Tax and Other Returns and Reports
Schedule 3.14                 Contracts and Commitments
Schedule 4.4                  Committed Financing


                                    EXHIBITS

Exhibit A                     Form of Assignment and Assumption Agreement
Exhibit B                     Form of Bill of Sale and Assumption Agreement
Exhibit C                     Commitment Letter - December 10, 1998
Exhibit D                     Form of Real Estate Lease
Exhibit E                     Form of Employment Agreement
Exhibit F                     Calculation of Purchase Price
Exhibit G                     Form of Promissory Note
Exhibit H                     Form of Shareholder Escrow Agreement
Exhibit I                     Form of Assignment and Assumption of Leases


                                                       Daniels & Sooter, L.L.C.
                                                                         Page v

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of the 26th day of February, 1999 between ALLIED DISTRIBUTING COMPANY OF HOUSTON, INC., TIN: 74-1491993 ("ALLIED") a Texas corporation, and AUTO PARTS INVESTMENT GROUP, INC., TIN: 76-0359644 ("APIG"), a Texas corporation (Allied and APIG, collectively referred to as "SELLER") and RANKIN AUTOMOTIVE GROUP, INC., (TIN: 72-0838383) a Louisiana corporation ("Purchaser").

                                    RECITALS

         WHEREAS, Seller is engaged in the business of selling and distributing automotive replacement parts, accessories and supplies and operates distribution and sales centers located on leased premises in Houston, San Antonio, Austin, Port Lavaca, Palacios, Bacliff, Goliad and Brenham, State of Texas (the "BUSINESS LOCATIONS");

         WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser, certain of the assets associated with the Seller's operations at the Business Locations, subject to certain liabilities, all on the terms and subject to the conditions set forth herein; and

         WHEREAS, in connection with its contemplated purchase of assets, Purchaser desires to conduct business at the Business Locations and to hire substantially all of Seller's employees currently employed at the Business Locations, all on the terms and subject to the conditions set forth herein and in the Ancillary Agreements.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 DEFINITIONS. Unless otherwise defined herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below:

                  "ACCOUNTS PAYABLE" means all accounts payable incurred in the ordinary course of Business as set forth on SCHEDULE A.



                                                        Daniels & Sooter, L.L.C.
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


                  "ACCOUNTS RECEIVABLE" means all accounts receivable allocable to the Business, as well and all rights to bill customers for products shipped or services rendered on or prior to the Closing Date, as described in SCHEDULE B annexed hereto.

                  "ALLIED" and "APIG" has the meaning set forth in the preamble.

                  "AFFILIATE" means "affiliate" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

                  "AGREEMENT" has the meaning set forth in the preamble and shall include all Schedules and Exhibits hereto.

                  "ANCILLARY AGREEMENTS" means, collectively, the Assignment and Assumption Agreements, the Bill of Sale and Assumption Agreement, the Real Estate Lease and the Employment Agreements.

                  "APPORTIONMENT DATE" has the meaning set forth in SECTION 2.7.

                  "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the form of Assignment and Assumption Agreement to be executed at Closing by Purchaser and Seller for each of the Assigned Contracts, in substantially the form attached hereto as EXHIBIT A.

                  "ASSIGNED CONTRACTS" means the Leases and the contracts to be assigned by Seller to Purchaser and set forth on SCHEDULE 3.7.

                  "ASSUMED LIABILITIES" has the meaning set forth in SECTION
         2.2.

                  "BILL OF SALE AND ASSUMPTION AGREEMENT" means the Bill of Sale and Assumption Agreement to be executed at Closing by Purchaser and Seller in substantially the form attached hereto as EXHIBIT B.

                  "BOOK VALUE" with respect to Accounts Receivable, means the net book value of an Account Receivable, as reflected on Seller's books and records relating to such Account Receivable, including all interest or finance charges allocable thereto.

                  "BUSINESS" means Seller's business operations conducted at the Business Locations.

                  "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in Houston, Texas.

                  "BUSINESS EMPLOYEES" means employees of the Seller whose duties relate primarily to the Business.

                  "BUSINESS LOCATIONS" has the meaning set forth in the Recitals hereto.

                                                        Daniels & Sooter, L.L.C.
                                                                    Page 2 of 35

                  "CLOSING" has the meaning set forth in SECTION 9.1.

                  "CLOSING DATE" has the meaning set forth in SECTION 9.1.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMITTED FINANCING" means funds available pursuant to a written commitment letter issued by Heller Business Credit, a division of Heller Financial, Inc. ("Heller") dated December 10, 1998, a copy of which is attached hereto as EXHIBIT C, or other similar documentation from a commercial bank or other lending institution, which lender, commitment letter and other documentation are acceptable to Seller and Purchaser.

                  "DIRTY CORE AND WARRANTY INVENTORY" means any and all used cores and warranty inventory present at the Business Locations as contemplated by this Agreement.

                  "EMPLOYEE AGREEMENTS" means those agreements in substantially the form attached hereto as Exhibit E in connection with the employment by Purchaser of David, Stephen and Robert Epstein, Neil Silverman and William Schubert, Sr.

                  "EXCLUDED ASSETS" means all of Seller's assets other than those specifically defined as Purchased Assets.

                  "FIXED ASSETS" means, to the extent used in the Business, (i) all of the machinery, equipment, furniture, fixtures, signs, vehicles and leasehold improvements located at the Business Locations on the Closing Date and which are owned by Seller, a list of which is attached as SCHEDULE C, which list shall be updated on the Closing Date, and (ii) to the extent assignable, any rights of Seller to the warranties, licenses and other similar rights with respect thereto.

                  "GAAP" means United States generally accepted accounting principles, applied on a consistent basis and consistent with Seller's historical practices, as in effect from time to time.

                  "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county, local or municipal governmental or administrative agency or political subdivision thereof, (b) any governmental authority, board, bureau, commission, department or instrumentality, or (c) any court or administrative tribunal.

                  "INTELLECTUAL PROPERTY" means to the extent used in the Business the inventions, copyrights, trademarks, trade names, and applications, any related trademarks or logos and applications, including any rights to the ownership and use of the names "Allied Distributing Company of Houston, Inc.," "Cross Allen", and any other trade name used by any Subsidiary of Seller, trade secrets, proprietary know-how and use and application know-how, product

                                                        Daniels & Sooter, L.L.C.
                                                                    Page 3 of 35
         formulae, manufacturing, engineering and other drawings, technology, technical information, engineering data, design and engineering specifications, production standards and practices and promotional literature, goodwill and other intellectual property and rights, in each case used by the Seller in connection with the business, including without limitation, such intellectual property as is listed on SCHEDULE D.

                  "INVENTORY" means all items of New Inventory and Dirty Core and Warranty Inventory. Schedule E, which shall be prepared in accordance with SECTION 2.4 hereof and annexed to this Agreement on the Closing Date, shall set forth a description of the Inventory.

                  "INVENTORY VALUE" means the invoice cost to Allied per item of Inventory or means the invoice cost to Allied plus a maximum of 5% per item of Inventory to APIG.

                  "IRS" means the Internal Revenue Service of the United States Department of the Treasury.

                  "KNOWLEDGE" as applied to Seller means the actual knowledge of the President, Chief Executive Officer or the Chief Financial Officer of Seller and as applied to Purchaser means the actual knowledge of the President, the Chief Executive Officer, the Chairman of the Board or the Chief Financial Officer.

                  "LEASED PROPERTY" means the premises subject to the Leases.

                  "LEASES" means the real estate leases listed on SCHEDULE 3.7.

                  "LIEN" means any mortgage, pledge, security interest, charge or other encumbrance.

                  "NEW INVENTORY" means all items of new automotive inventory, including core charges associated with such inventory, if applicable, owned by Seller and on hand at the Business Locations on various specified dates as contemplated by this Agreement.

                  "PERMIT" means any permit, approval, authorization, license, variance or permission required by a Governmental Agency under any applicable law.

                  "PERSON" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Agency or other entity.

                  "PHYSICAL INVENTORY DATE" means the last day of the Physical Inventory Period.

                  "PHYSICAL INVENTORY PERIOD" has the meaning set forth in
         SECTION 2.4(a).

                  "PURCHASE PRICE" has the meaning set forth in SECTION 2.3.

                                                        Daniels & Sooter, L.L.C.
                                                                   Page 4 of 35

                  "PURCHASED ASSETS" means all of the Seller's right, title and interest in and to the following:

                           (a)      the Purchased Inventory;

                           (b)      the Fixed Assets;

                           (c)      the Assigned Contracts;

                           (d) records relating primarily to the Purchased Assets, and copies of personnel files for Business Employees;

                           (e) to the extent legally assignable, all Permits required to conduct business at the Business Locations

                           (f) independent customer lists and other information and data relating to the independent customers of the Business at the Business Locations;

                           (g) all deposits (including security deposits) and prepayments made by Seller under any of the Assigned Contracts

                           (h)      all of the Accounts Receivable;

                           (i)      all of Seller's Third Party Notes
                                    receivable;

                           (j)      the Real Estate

                           (k)      Intellectual Property

                           (l)      all cash or cash equivalents

                           (m) all right, title and interest of Seller in Auto Value;

                           (n)      all bulk office supplies;


                  provided, however, that notwithstanding any of the foregoing provisions of this definition, the Purchased Assets shall not include any Excluded Assets.

                  "PURCHASED INVENTORY" has the meaning set forth in SECTION 2.4(b), a complete list of which Purchased Inventory shall be annexed to this Agreement as SCHEDULE F on the Closing Date.


                                                        Daniels & Sooter, L.L.C.
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

                  "REAL ESTATE" means that property described on SCHEDULE G.

                  "REAL ESTATE LEASE" means a lease agreement to be executed at Closing in substantially the form attached hereto as Exhibit D between ADCO Development Partnership and Purchaser and covering the property located at 3100 Pawnee, Harris County, Houston, Texas 77054.

                  "SCHEDULES" means the various Schedules referred to in this Agreement delivered separately to Purchaser on or before the date of this Agreement, except as otherwise specified in this Agreement. Purchaser acknowledges that the Schedules provided at execution of the Agreement have been prepared in good faith but are subject to further review and correction by Seller and shall not be deemed true and correct until delivered at Closing.

                  "SHAREHOLDER NOTES" means each note as set forth on SCHEDULE
         H.

                  "TAX RETURN" means any report, return, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a taxing authority in connection with Taxes.

                  "TAXES" means all federal, state, local and foreign taxes, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, withholding, Social Security, unemployment, disability, real property, personal property, registration, alternative or add-on minimum, estimated or other tax, including any interest, penalties or additions thereto, whether disputed or not.

                  "THIRD PARTY NOTES" means each non-Affiliate note that is not in default or arrears as set forth on SCHEDULE I.

                  "TRANSACTION TAXES" has the meaning set forth in SECTION
         10.1.

                  "TRUE-UP" means the final reconciliation of all assets purchased, less liabilities assumed.

                  "TRUE-UP DATE" means the date ninety (90) days after Closing when the final reconciliation is completed.

                                                        Daniels & Sooter, L.L.C.
                                                                    Page 6 of 35

                                   ARTICLE II

SALE AND PURCHASE OF PURCHASED ASSETS AND ASSUMPTION OF ASSUMED LIABILITIES

         SECTION 2.1 PURCHASE AND SALE OF PURCHASED ASSETS. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase from Seller and Seller shall sell, transfer, assign, convey and deliver to Purchaser at the Business Locations, all of Seller's right, title and interest in and to the Purchased Assets provided, however, that Seller shall be entitled to retain copies of all books and records, in whatever form, included in the Purchased Assets.

         SECTION 2.2 ASSUMPTION OF OBLIGATIONS AND LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will assume and pay, perform, discharge and be responsible for all of the following liabilities of Seller (collectively, the "ASSUMED LIABILITIES"):

                  (a) all obligations and liabilities of Seller under the Assigned Contracts which accrue on and after the Closing Date;

                  (b) all obligations and liabilities of Seller relating to the Leased Property which accrue on and after the Closing Date;

                  (c)      all obligations and liabilities set forth in Article
                           XI;

                  (d)      Accounts Payable;

                  (e) all indebtedness incurred in the ordinary course of the business in connection with Loan #________ with Frost National Bank;

                  (f)      Shareholder Notes;

                  (g)      Third Party Notes; and

                  (h)      accrued employee benefits set forth on Schedule 2.2.


         Purchaser shall not assume or pay, perform, discharge or be responsible for any of the obligations or liabilities of Seller other than the Assumed Liabilities. Without limiting any of Purchaser's obligations under
ARTICLE XI hereof with respect to the Business Employees, Purchaser expressly does not assume any obligations or liabilities of Seller that arise prior to the Closing Date with respect to the Business Employees. Seller shall not assume or be responsible for any obligations or liabilities of Purchaser that arise from and after the Closing Date with respect to the Business Employees. Notwithstanding the foregoing, at Closing, Seller will supply Purchaser with a listing of all obligations and liabilities with respect to Business Employees' accrued vacation leave/pay, sick leave/pay and other compensable benefits due employees of the business, said listing to be made on Schedule 2.2, and the Purchase Price to be paid by Purchaser to Seller hereunder shall be reduced by the total amount shown on said Schedule. Purchaser shall have no liability whatsoever for any liabilities of Seller, including, without limitation, (i) any claim, regardless of


                                                        Daniels & Sooter, L.L.C.
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


when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Seller, or alleged to have been made by the Seller, or which is opposed or asserted to be imposed by operation of law, in connection with any product manufactured, shipped or installed by or on behalf of the Seller or for any service performed by or on behalf of the Seller, including, without limitation, any claim relating to the repair or replacement of any such product and any claim seeking recovery for property damage, consequential damages, loss, lost revenue or income or personal injury or (ii) liability or obligation in respect of any federal, state or local income or other tax payable with respect to the Business or the Purchased Assets for any period prior to the Closing Date.

         SECTION 2.3 INVENTORY LEVELS AND PURCHASE PRICE.

                  (a) On the terms and subject to the conditions set forth in this Agreement, the purchase price payable by Purchaser to Seller for the Purchased Assets shall be an aggregate amount equal to the sum of the following (the "Purchase Price"), payable on various dates as described in this SECTION 2.3:

                           (i) One Hundred percent (100%) of the Inventory Value for all of the items of New Inventory to be purchased by Purchaser in accordance with the terms of this Agreement; plus

                           (ii)     One Hundred percent (100%) of the
                                    depreciated book value for the Fixed
                                    Assets; plus

                           (iii) deposits, including security deposits (and prepayments made by Seller under the Assigned Contracts) as set forth in SECTION
                                    2.3 and as specifically described in
                                    SCHEDULE 2.3; plus

                           (iv) an amount equal to One Hundred percent (100%) of the Book Value of any and all of the Accounts Receivable, less the sum of $150,000.00; provided however, that on the True-up Date Purchaser shall assign to Seller all such Accounts Receivable that have not been collected by Purchaser ("Uncollected Receivables") on or before the True-up Date, and on the True-up Date Purchaser shall pay to Seller the amount by which $150,000 exceeds the value of the Uncollected Receivables and, further, if Purchaser receives any amount in payment of any portion of the Uncollected Receivables after the True-up Date, Purchaser shall forward such amounts to Seller no later than five days after receipt thereof; provided, however, that if the value of the Uncollected Receivables assigned to Seller exceeds the sum of $150,000, Seller shall pay to Purchaser on the True-up Date the amount of such excess; plus


                                                        Daniels & Sooter, L.L.C.
                                                                    Page 8 of 35

                           (v) an amount equal to One Hundred percent (100%) of the invoice cost to Allied or APIG, as applicable, of the Dirty Core and Warranty Inventory to be purchased by Purchaser in accordance with the terms of this Agreement; provided, however, that the invoice cost to APIG of any item shall not exceed the invoice cost of such item to Allied by more than five percent; plus

                           (vi)     an amount equal to the most recent
                                    valuation report of the value of the Real
                                    Estate but in no event less than
                                    $293,158.00; plus

                           (vii) an amount equal to the aggregate principal balance and accrued but unpaid interest of the Third Party Notes; plus

                           (viii)   One hundred percent (100%) of the
                                    depreciated book value of Seller's right, title and interest in Auto Value; plus

                           (ix)     cash or cash equivalents.

                  (b) On the Closing Date, Purchaser shall pay to Seller an amount equal to the Purchase Price in cash, by wire transfer of immediately available funds (pursuant to written instructions to be provided by Seller to Purchaser), equal to the sum of those portions of the Purchase Price provided for in SECTIONS 2.3(a)(i), 2.3(a)(ii), 2.3(a)(iii), 2.3(a)(iv),
                  2.3(a)(v), 2.3(a)(vi), 2.3(a)(vii), 2.3(a)(viii) AND
                  2.3(a)(ix) hereof less an amount equal to the sum of SECTIONS 2.2(b), 2.2(d), 2.2(e), 2.2(f), 2.2(g), 2.2(h) AND 2.3(d),
                  each item being set forth together with the amount of such item on the form entitled "Preliminary Calculation of Purchase Price" attached hereto as EXHIBIT F showing the calculation of the amount of the preliminary purchase price (such amount, the "Closing Date Payment"), less an escrow amount of $400,000.00 to be deposited in such form on a pro rata basis as the consideration is received by Seller (73.12% in cash and 26.88% in promissory notes in the form attached as EXHIBIT G) in an interest-bearing escrow account to be held and distributed by an escrow agent in accord with the escrow agreement in substantially the form attached hereto as EXHIBIT H for the purpose of providing the source of payment of indemnity claims against Seller and any sums which may be due from Seller as a result of the True-up provided for in
                  SECTION 2.3(a)(iv) AND SECTION 2.3(e).

                  (c) On or before 5:00 p.m. on the third business day preceding the Closing, Purchaser shall be advised in writing as to each Shareholder Note the following:

                           (i) the principal balance and accrued interest payable as of the date of Closing; and

                                                        Daniels & Sooter, L.L.C.
                                                                    Page 9 of 35

                           (ii) whether the Note holder elects to be paid in full on the date of Closing; or

                           (iii) the Note holder will assign said Note to Purchaser with Purchaser assuming same terms, conditions and obligations as contained in said Note;

                  (d) the Closing Date Payment shall be reduced by 26.8800%. This percentage represents the total percentage ownership of the following shareholders (the "Beneficiaries"):

     Dan Silverman                      2,928 shares            5.9239%
     Jerry Epstein                        976 shares            1.9746%
     John Rickert                         976 shares            1.9746%
     Gordon Epstein                       704 shares            1.4243%
     Debbie Bowers                        640 shares            1.2948%
     Tommy Jeffcote/Pat Jeffcote          294 shares             .5948%
     Neil Silverman                     2,928 shares            5.9239%
     William Schubert, Sr.              1,280 shares            2.5897%
     David Epstein                        640 shares            1.2948%
     Stephen Epstein                      640 shares            1.2948%
     Robert Epstein                       640 shares            1.2948%
     Karen Burnley                        640 shares            1.2948%
                                                               --------
                                                               26.8800%

         At Closing, Purchaser shall execute a promissory note in favor of Seller for the benefit of each of the Beneficiaries in an amount equal to that percentage of the Closing Date Payment set forth above opposite such Beneficiary's name less twenty (20%) percent of such amount. Purchaser shall execute an additional promissory note in favor of Seller for the benefit of each of the Beneficiaries in an amount equal to such twenty percent and such note shall be placed in the escrow described in SECTION 2.3(b) above. Each such note shall bear interest at Chase Manhattan Prime and shall be payable in 36 monthly installments to Seller for the benefit of each of the Beneficiaries as provided by a form of the note attached as EXHIBIT G.

                  (e) Within 90 days after the Closing Date, Purchaser shall prepare, on the form attached hereto as EXHIBIT F, and deliver to Seller a "Final Calculation of Purchase Price" showing Purchaser's final calculation of the items on such form as of the close of business on the Closing Date. If Seller objects to the Final Calculation of

                                                        Daniels & Sooter, L.L.C.
                                                                   Page 10 of 35

                  Purchase Price, Seller shall deliver to Purchaser a detailed statement describing such objections within fifteen days after receiving the Final Calculation of Purchase Price. Seller and Purchaser shall use reasonable efforts to resolve any such objections. If a final resolution is not obtained within fifteen days after Purchaser has received the statement of objections, Seller and Purchaser will select a mutually acceptable accounting firm to resolve any remaining objections. If Seller and Purchaser are unable to agree on an accounting firm, they will select by lot a nationally recognized accounting firm (which shall not include any accounting firm that is providing or has provided services to either Seller or Purchaser or an Affiliate thereof). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding on Seller and Purchaser. Purchaser shall revise the Final Calculation of Purchase Price as appropriate to reflect the resolution of any objections pursuant hereto. If the Final Calculation of Purchase Price results in an amount that exceeds the Closing Date Payment, Purchaser shall pay, on the same basis as the Closing Date Payment was paid, such amount to Seller within five days of final resolution. If such calculation results in an amount that is less than the Closing Date Payment, such amount shall be released within five days of final resolution to Purchaser from the escrow in cash and by reduction of the promissory notes in the same proportions as the Closing Date Payment was paid. Any expenses relating to the engagement of the accounting firm shall be allocated between Seller and Buyer by the accounting firm in the proportion that the amount in dispute decided in favor of the challenging party bears to the entire amount in dispute.

         SECTION 2.4 PHYSICAL INVENTORY; DETERMINATION OF PURCHASED INVENTORY.

                  (a) Commencing on or about 5:00 p.m. on the 27th day of March, 1999, or as the parties may otherwise mutually agree continuing over the next two days (the "PHYSICAL INVENTORY PERIOD"), employees or representatives of Seller and Purchaser will jointly conduct a physical inventory count of the clean, current and salable inventory, the Dirty Core and Warranty Inventory and the Fixed Assets at the Business Locations. A written, itemized list setting forth specifically all such items of Inventory physically accounted for which are clean, current and salable and all items of the Dirty Core and Warranty Inventory shall be prepared by Seller with the assistance of Purchaser, and shall, on the Closing Date, be attached hereto as SCHEDULE E, with such revisions made by Seller with the assistance of Purchaser as are necessary to reflect any changes in the Inventory that occur during the period commencing immediately after the Physical Inventory Date and ending on the Closing Date. Seller and Purchaser shall each bear their own costs associated with conducting the physical inventory. Only Inventory in a current price sheet or still readily available from the manufacturer will be purchased by Purchaser.

                  (b) At the completion of the physical inventory conducted pursuant to SECTION 2.4(a), Purchaser shall prepare a list of Inventory to be purchased in

                                                        Daniels & Sooter, L.L.C.
                                                                   Page 11 of 35
                  accordance with the provisions of this Agreement, (such items of inventory, collectively, the "PURCHASED INVENTORY"), which list shall be: (i) adjusted as of the Closing Date by Seller with the assistance of Purchaser to reflect changes in the Purchased Inventory that occur during the period commencing immediately after the Physical Inventory Date and ending on the Closing Date; and (ii) attached to this Agreement on the Closing Date as SCHEDULE F.

         SECTION 2.5 ALLOCATION OF PURCHASE PRICE. To the extent required by law after the Closing Date, Purchaser and Seller shall prepare and file those statements or forms (including Form 8594) required by Section 1060 of the Code and the Treasury regulations thereunder and shall file such statements or forms with their respective federal income Tax Returns. The parties shall prepare such statements or forms consistently with any agreed allocation of all or a portion of the Purchase Price to the Purchased Assets. Each party shall provide the other party with a copy of such statements or forms as filed.

         SECTION 2.6 SALE AT CLOSING DATE. The sale, transfer, assignment and delivery by Seller of the Purchased Assets to Purchaser, and the assumption by Purchaser of the Assumed Liabilities, as herein provided shall be effected on the Closing Date by (a) the execution and delivery by Seller and Purchaser of an Assignment and Assumption Agreement for the Lease and each of the Assigned Contracts substantially in the form of EXHIBIT A, pursuant to which Assignment and Assumption Agreements Purchaser shall be subject to all liabilities and obligations under the Assigned Contracts which accrue after the Closing Date, and (b) with respect to the other Purchased Assets and Assumed Liabilities, by the execution and delivery by the Seller and Purchaser of the Bill of Sale and Assumption Agreement substantially in the form of EXHIBIT B.

         SECTION 2.7 APPORTIONMENTS. The following amounts are to be apportioned as of 12:00 midnight on the day preceding the Closing Date (the "APPORTIONMENT DATE") (i) water, sewer and utility charges and real estate taxes, to the extent all or any are payable under the Leases; and (ii) such other apportionments and adjustments as are customarily apportioned in transactions of this nature. Except as otherwise provided herein, all prorations shall be made on the basis of actual bills, to the extent available, or, in the absence of such actual bills, on good faith estimates of Seller based on the most recent bill received by Seller. All prorations shall be adjusted within ten (10) Business Days of Seller's receipt of the final bills.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Subject to SECTION 3.12, the Seller represents and warrants to Purchaser as follows:

         SECTION 3.1 AUTHORITY OF SELLER. Each Seller is a corporation validly existing and in good standing under the laws of the State of Texas Seller has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, and the execution and delivery


                                                        Daniels & Sooter, L.L.C.
                                                                   Page 12 of 35
by each Seller of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of each Seller, and this Agreement constitutes, and each of the Ancillary Agreements upon its execution will constitute, the legal, valid and binding obligation of each Seller enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies and subject to receipt of the consents, waivers and approvals specified on SCHEDULE 3.3.

         SECTION 3.2 NO CONFLICT OR VIOLATION. The execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of each Seller and, assuming that the consents, waivers, authorizations, approvals, declarations, filings and registrations referred to in SECTION 3.3 are obtained or made, do not and will not violate or result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Assigned Contract.

         SECTION 3.3 CONSENTS AND APPROVALS. SCHEDULE 3.3 sets forth a true and complete list of each material consent, waiver, authorization or approval of any Person in connection with any Assigned Contract that is required for the execution and delivery of this Agreement by each Seller or the performance by each Seller of its obligations hereunder.

         SECTION 3.4 COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 3.4, to Seller's Knowledge each Seller has not received written notice of any violation of any law, regulation, order or other legal requirement, and is not in default in any material respect under any order, writ, judgment, award, injunction or decree of any Governmental Agency, applicable to the Purchased Assets.

         SECTION 3.5 PERMITS, NOTICES. Attached hereto as SCHEDULE 3.5 is a complete list of all governmental permits, licenses and authorizations (collectively, the "Permits") which each Seller has obtained to operate the business. To Seller's knowledge and belief, no other governmental permits, licenses or authorizations were necessary to operate and continue the Facility and the Business. To Seller's knowledge and belief, Seller was not in breach of the terms of any of the Permits and had paid all necessary fees associated therewith and there were no other permits necessary for the operation of the Business. Except as disclosed on SCHEDULE 3.5, Seller had not received and to Seller's knowledge and belief, there did not exist, any notice, notification or inquiry from any governmental or quasi-governmental agency to the effect that the Business or any of the Assets was in violation of any law, ordinance, rule, regulation, license, permit or authorization as of the date of execution of this Agreement.

         SECTION 3.6 OWNERSHIP OF PURCHASED ASSETS. Other than the real property subject to the Leases and any items of property subject to the Assigned Contracts, Seller is the owner of the Purchased Assets. At the Closing Purchaser will receive, good title to all such Purchased Assets, free and clear of any Liens, provided however, that Seller makes no representation or warranty as

                                                        Daniels & Sooter, L.L.C.
                                                                   Page 13 of 35
to the existence or absence of any Lien: (i) on the real property subject to the Leases; (ii) on any items of property subject to the Assigned Contracts. Seller has good, valid and marketable title to all of the Assets, real, personal and mixed, including all of the properties and assets used by the Business (except in each case for Assets sold or otherwise disposed of in the ordinary course of business consistent with past practice), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except liens for current taxes not yet due and payable. To Seller's knowledge and belief, all leases, licenses, permits and authorizations in any manner related to the Purchased assets or the Business and all other instruments, documents and agreements pursuant to which Seller has obtained the right to use any real or personal property in connection with the Business are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such instruments, documents or agreements any existing default or event which with notice or lapse of time, or both, would constitute a default and in respect of which Seller has not taken adequate steps to prevent a default from occurring.

         SECTION 3.7 ASSIGNED CONTRACTS. True and complete copies of the Assigned Contracts listed on SCHEDULE 3.7 have been provided or made available by Seller to Purchaser. Neither Seller nor, to Seller's Knowledge, any other party under any of the Assigned Contracts, has commenced any action against the other or given or received any written notice of any material default or violation under any Assigned Contract which was not withdrawn or dismissed. Each of the Lease and the other Assigned Contracts listed on SCHEDULE 3.7 is or will be at the Closing valid, binding and in full force and effect as against Seller, except as otherwise set forth on SCHEDULE 3.7.

         SECTION 3.8 LABOR RELATIONS. Except as set forth on SCHEDULE 3.8, Seller is not party to any collective bargaining agreement covering Business Employees. To Seller's Knowledge, no organizational effort is presently being made or threatened in writing by or on behalf of any labor union with respect to Business Employees.

         SECTION 3.9 LITIGATION. Except as set forth on SCHEDULE 3.9, there are no actions, causes of action, claims, suits or proceedings pending or, to Seller's Knowledge, threatened against Seller which seek to restrain or enjoin the consummation of the transactions contemplated hereby.

         SECTION 3.10 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller without the intervention of any other Person acting on Seller's behalf in such manner as to give rise to any valid claim by any such Person against Purchaser for a finder's fee, brokerage commission or other similar payment based on an arrangement with Seller.

         SECTION 3.11 EXISTING CONDITION. To Seller's knowledge and belief, except as disclosed on SCHEDULE 3.11 hereto, Seller, in relation to the Business, has not:


                                                        Daniels & Sooter, L.L.C.
                                                                   Page 14 of 35

                  (a) Sold, assigned or transferred any of the assets or other interests in the Business except in the ordinary course of business consistent with past practice;

                  (b) Mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever of any Purchased Assets, other than the liens, if any, of current taxes not yet due and payable or liens which will be discharged or satisfied by the Closing Date

                  (c) Suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets

                  (d) Suffered any material adverse change to the condition of the Purchased Assets.

         SECTION 3.12 CONDITION OF TANGIBLE ASSETS. To Seller's knowledge and belief, except as disclosed on SCHEDULE 3.12 hereto all buildings, structures, facilities, automobiles, trucks, other vehicles, machinery, equipment and other material items of personal property owned or used by Seller in the Business are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of the Business and conform in all material respects to all applicable laws, ordinances, codes, rules and regulations relating to their construction, use and operation. To Seller's knowledge and belief, no person other than Seller owns any vehicles, equipment or other tangible assets or properties situated on property subject to the Leases or necessary to the operation of the Business, except for leased items disclosed on other Schedules hereto and for items of immaterial value.

         SECTION 3.13 TAX AND OTHER RETURNS AND REPORTS. To Seller's knowledge and belief, except as disclosed on SCHEDULE 3.13 hereto, (a) all federal, state and local tax returns, reports and statements (including all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax under laws of the United States or any state or municipal or political subdivision thereof) required to be filed by Seller in connection with the Business (the "Tax Returns") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all such returns, reports and statements properly reflect the tax liabilities of Seller in relation to the Business for the periods, properties or events covered thereby; (b) all federal, state and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, including those enumerated above in respect of the Tax Returns, which are called for by the Tax Returns, or claimed to be due by any taxing authority from Seller, or upon or measured by Seller's properties, assets or income (the "Taxes"), have been properly accrued or paid;
(c) Seller has not received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against Seller or any of its assets or properties; (d) there are no tax liens (other than any lien for current taxes not yet due and payable) on any of the Assets; (e) Seller has no knowledge of any basis for any additional assessment


                                                        Daniels & Sooter, L.L.C.
                                                                   Page 15 of 35
of any Taxes in relation to the Business; and (f) Seller has made all deposits required by law to be made with respect to employees' withholding taxes.

         SECTION 3.14 CONTRACTS AND COMMITMENTS. To Seller's knowledge and belief, except as listed and described on SCHEDULE 3.14 Seller, in relation to the Business, is not a party to any written or oral:

                  (a) Agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any person, including any consultant

                  (b) Agreement, contract, commitment or arrangement with any labor union or other representative of employees;

                  (c) Agreements, contracts or commitments for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving the expenditures of $10,000.00, or more

                  (d) Agreements, contracts or commitments to sell or supply products or to perform services, involving $10,000.00 in value

                  (e) Agreements, contracts or commitments not otherwise listed on SCHEDULE 3.14 hereto and continuing over a period of more than six months from the date hereof or exceeding $10,000.00 in value

                  (f) Representative or sales agency agreement, contract or commitment;

                  (g) Lease under which Seller is either the lessor or lessee

                  (h) Agreement, contract or commitment for any charitable or political contribution;

                  (i) Agreements, contracts or commitments for any capital expenditure in excess of $10,000.00;

                  (j) Agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person nor is any officer or employee of the Business subject to any such agreement, contract or commitment;

                  (k) License, franchise, distributorship or other agreement, including those which relate in whole or in part to any patent, trademark, or copyright or to any ideas, technical assistance or other know-how of or used by the Business; or


                                                        Daniels & Sooter, L.L.C.
                                                                   Page 16 of 35

                  (l) Material agreement or contract not made in the ordinary course of business.

         To Seller's knowledge and belief, except as may be disclosed on
SCHEDULE 3.14, each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on SCHEDULE 3.14 is valid and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies, the parties thereto are in compliance with the provisions thereof, no party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder, furthermore, except as may be disclosed on
SCHEDULE 3.14, no such agreement, contract, commitment, lease or other instrument, document or undertaking, in the reasonable opinion of the Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or any other thereto will be unable to comply.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         SECTION 4.1 AUTHORITY OF PURCHASER. Purchaser is a corporation, validly existing, and in good standing under the laws of the State of Louisiana. Purchaser has full corporate power and authority to execute and deliver this Agreement, and the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies. Purchaser has full corporate power and authority to own its properties and to carry on the business presently being conducted by it.

         SECTION 4.2 NO CONFLICT OR VIOLATION. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of Purchaser and do not and will not violate any provision of law, or any order, judgment or decree of any court or other Governmental Agency applicable to Purchaser, or violate or result in a material breach of or constitute (with due notice or lapse of time or both) a default under any loan agreement, mortgage, security agreement, indenture or other instrument to which Purchaser is a party or by which it is bound.



                                                        Daniels & Sooter, L.L.C.
                                                                   Page 17 of 35

         SECTION 4.3 CONSENTS AND APPROVALS. The execution, delivery and performance by Purchaser of this Agreement do not require the consent or approval of, or filing with, any Governmental Agency or other entity or person except: (i) as may be required to effect the transfer of any Permits; or (ii) such consents, approvals and filings, the failure to obtain or make which would not, individually or in the aggregate, have a material adverse effect on its ability to consummate the transactions contemplated hereby.

         SECTION 4.4 AVAILABILITY OF FUNDS. Purchaser has obtained Committed Financing as described on SCHEDULE 4.4 hereto, sufficient to allow it to pay the Purchase Price at the times and in the manner set forth in this Agreement and to satisfy all its other obligations under this Agreement, and on the date of this Agreement Purchaser has provided Seller with all documentation relating to such Committed Financing.

         SECTION 4.5 LITIGATION. There are no actions, causes of action, claims, suits, proceedings, orders, writs, injunctions, or decrees pending or, to the knowledge of Purchaser, threatened against Purchaser at law or in equity or before or by any governmental agency, which seek to restrain or enjoin the consummation of the transactions contemplated hereby or that could otherwise adversely affect the ability of Purchaser to perform its obligations hereunder.

         SECTION 4.6 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser without the intervention of any other person acting on its behalf in such manner as to give rise to any valid claim by any such person against the Seller or their Affiliates for a finder's fee, brokerage commission or other similar payment based on an arrangement with Purchaser.


                                   ARTICLE V

                          CERTAIN COVENANTS OF SELLER

         Seller covenants with Purchaser that from and after the date hereof through the Closing Date:

         SECTION 5.1 CONDUCT OF BUSINESS BEFORE THE CLOSING DATE. Seller shall not, except as required or expressly permitted pursuant to the terms hereof, make any material change in the Fixed Assets or enter into any transaction respecting the Purchased Assets, other than (a) sales of Inventory in the ordinary course of the Business, or (b) other transactions in the ordinary course of the Business, in either case substantially consistent with Seller's past practices or as otherwise contemplated by this Agreement.

         SECTION 5.2 IN GENERAL. Except to the extent expressly provided otherwise in this Agreement, Seller shall be responsible for any and all wages, vacations, holidays, union checkoff dues, bereavement pay, jury duty pay, disability income, supplemental unemployment benefits, personal or sick leave pay, payroll expenses and, other benefits under any of the Seller's employee benefit plans, arising out of the employment of employees ("Employees") by Seller which are earned


                                                        Daniels & Sooter, L.L.C.
                                                                   Page 18 of 35
prior to the Closing Date (regardless of when such amounts are payable) and Purchaser shall be responsible for and assume all liability for any and all such amounts (or any comparable amounts under Purchaser's plans) to Employees that are earned on or after the Closing Date.

         SECTION 5.3 INFORMATION AND ACCESS. Seller will permit representatives of Purchaser to have reasonable access during normal business hours after reasonable notice from Purchaser to Seller, and in a manner so as not to interfere with the normal operations, to all premises, properties, personnel, accountants, books, records, contracts and documents of or pertaining to the Purchased Assets. Purchaser and each of its representatives will treat and hold such information as confidential. Purchaser shall indemnify, defend and hold harmless Seller, the lessor under the Lease and their respective Affiliates from and against any and all claims, demands, causes of action, losses, damages, liabilities, cost and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by such Persons in connection with (i) Purchaser's and/or Purchaser's representatives' entry upon the Leased Property, or (ii) any and all other activities undertaken by Purchaser or Purchaser's representatives pursuant to this SECTION 5.3. The parties hereto agree and acknowledge that the Purchaser's obligations hereunder shall not be subject to any "due diligence" condition.

         SECTION 5.4 FURTHER ASSURANCES. Upon the request of Purchaser at any time after the Closing Date, to the extent that Seller is able to comply with the requirements of this section, Seller shall forthwith execute and deliver such documents as Purchaser or its counsel may reasonably request to effectuate the purposes of this Agreement.

         SECTION 5.5 REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, Seller will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or proper consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 5.6 CURE OF DEFAULTS. Seller shall (i) cure any default in base rental payments arising under the Leases and outstanding as of the Closing Date; and (ii) use commercially reasonable efforts to cure any and all other defaults with respect to the Assigned Contracts.

         SECTION 5.7 AUDIT OF OPERATIONS AT BUSINESS LOCATIONS. No later than sixty-five (65) days following the Closing Date Seller shall obtain from its accounting firm an audit of the business operations relating exclusively to the Business Locations, and including profit and loss statements and balance sheets and such other documentation and financial information regarding Seller's operations related to the Business Locations as of December 31, 1998 and provide a copy of all such documentation to Purchaser.

         SECTION 5.8 SEVERANCE; VACATION AND SICK LEAVE. Seller shall otherwise indemnify and hold Purchaser harmless, to the extent Purchaser is not otherwise liable, on account of any claim by


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

any Business Employees with respect to any amounts owed to such Business Employees for severance or unused vacation and sick leave accrued as of the Closing Date.

         SECTION 5.9 WORKER'S COMPENSATION/OSHA

                  (a) Seller shall retain responsibility for all workers' compensation claims filed by Employees either prior to or subsequent to the Closing Date for injuries sustained prior to the Closing Date. Purchaser shall be responsible for all workers' compensation claims related to the Business which are not the responsibility of Seller under the preceding sentence.

                  (b) Seller shall retain responsibility for any monetary fines or penalties assessed under the Occupational Safety and Health Act ("OSHA") and similar state and local statutes and ordinances and that are assessed with respect to citations outstanding at the Closing Date ("Outstanding Citations") which citations relate to the Business or to the Employees. Purchaser shall promptly take, and shall assume responsibility for, all remedial and nonmonetary action required as a result of any Outstanding Citations but Seller shall indemnify and hold harmless Purchaser from all costs incurred as a result of such actions. Purchaser shall be responsible for all citations relating to the Business or to the Employees made after the Closing Date.

         SECTION 5.10 GRIEVANCES. Seller shall be responsible for (i) the resolution of all filed grievances attributable to events occurring prior to the Closing Date and (ii) the payment of any amounts in the nature of back pay or employee compensation in respect of such grievances for periods before or after the Closing Date and all other expenses incident thereto.

         SECTION 5.11 SELLER CERTIFICATION. Section 1445 of the Internal Revenue Code provides that a purchaser of a U.S. real property interest must withhold tax if the Seller is a foreign person. In connection therewith, Seller warrants that withholding of tax is not required upon disposition of the U.S. real property interest being sold pursuant to this Agreement, agrees to hold Purchaser harmless from any liability under Section 1445 or any interest or penalties imposed in connection therewith, and represents the following:

                  (a) Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as these terms are defined in Internal Revenue Code and Income Tax Regulations);

                  (b) Seller's U.S. Employer Identification No. is 74-1491993;

                  (c) Seller's office address is _________________; and

                  (d) Seller shall provide on or before the Closing Date a certification of nonforeign status as provided in Treas. Reg.
                  Section 1.4445-T(b))2)(iii)(B).


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

Seller consents that the information contained in this SECTION 5.11 may be disclosed to the Internal Revenue Service by the Purchaser.

         SECTION 5.12 SELLER INDEMNITY. To the extent not otherwise provided herein, Seller agrees to defend, indemnify and hold harmless Purchaser from and against:

                  (a) All debts, liabilities and obligations arising out of or in any way relating to the operation of the Business accruing prior to the Closing Date or from events occurring prior to the Closing with respect to the ownership, management, operation and maintenance of the Business;

                  (b) Any actual loss, liability or damage suffered or incurred by Purchaser because any representation or warranty contained in this Agreement, or in any document furnished to Purchaser by Seller in connection with the Closing hereunder, shall be false or misleading in any material respect; and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this provision.

         SECTION 5.13 NO SOLICITATION. Seller shall not, directly or indirectly, through any officer, director, employee, representative or agent, solicit or encourage the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of all or substantially all of the assets of, or sales of shares of capital stock of Seller, whether or not in writing and whether or not delivered to the shareholders of Seller generally (including without limitation by way of a tender offer), or similar transactions involving Seller (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), provided however, that nothing contained in this Agreement shall prevent the board of directors of Seller from referring any third party to this SECTION
5.13. Nothing contained in this SECTION 5.13 or any other provision of this Agreement shall prevent the board of directors of Seller from considering or negotiating an unsolicited bona fide written Acquisition Proposal. If the board of directors of Seller, after duly considering advice, written or otherwise, of outside counsel and financial advisors to Seller, determines in good faith that it would be consistent with its fiduciary responsibilities to approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby) a Superior Proposal (as defined below), then notwithstanding any such approval or recommendation (i) Seller shall not enter into any agreement with respect to the Superior Proposal and (ii) any other obligation of the Company under this Agreement shall not be affected, unless this Agreement is terminated pursuant to SECTION 9.2 hereof before or simultaneously with the grant of such approval or the making of such recommendation. As used herein, the term "Superior Proposal" means a bona fide proposal made by a third party to acquire Seller pursuant to a tender or exchange offer, a merger, a sale of all or substantially all of its assets or otherwise that the board of directors of Seller determines in its good faith judgment to be more favorable to Seller than the transactions contemplated by this Agreement (after considering the advice, written or otherwise, of the professional advisors of Seller). In making


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


a determination of whether a Superior Proposal is more favorable, the board of directors of Seller shall consider not only the price offered by the third party as compared to the total consideration set forth in this Agreement, but shall also make any other meaningful comparison of the relative benefits offered to Seller by this Agreement as compared to this transaction proposed by the third party. Notwithstanding any other provisions to the contrary herein, in the event this Agreement is terminated pursuant to SECTION 9.2(C) then, in such an event, Seller shall pay to Purchaser a non-refundable break-up fee of Four Hundred Thousand ($400,000.00) Dollars.


                                   ARTICLE VI
                         CERTAIN COVENANTS OF PURCHASER

         SECTION 6.1 REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, Purchaser will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 6.2 PERFORMANCE UNDER ASSIGNED CONTRACTS. Purchaser agrees that from and after the Closing Date it shall (i) assume all obligations and liabilities under the Assigned Contracts which accrue after the Closing Date,
(ii) take all actions necessary to satisfy its obligations under the terms and conditions of each of the Assigned Contracts and (iii) indemnify and hold harmless Seller for any damages arising out of a breach of this covenant.

         SECTION 6.3 PURCHASER FINANCING. Purchaser shall, from the date of this Agreement until and including the Closing Date, maintain the availability of funds pursuant to the Committed Financing set forth on SCHEDULE 4.4, and, in the event that such financing becomes unavailable, shall (i) use commercially reasonable efforts to obtain alternative Committed Financing and (ii) in the event that Purchaser is unable to obtain such alternative Committed Financing, accept such alternative financing as may be arranged by Seller, provided that such Seller arranged financing is on terms no less favorable to Purchaser than the Committed Financing set forth on SCHEDULE 4.4 (it being understood that Seller shall be under no obligation to obtain alternative financing for Purchaser).

         SECTION 6.4 PURCHASER INDEMNITY. To the extent not otherwise provided herein or not inconsistent with any other provision hereof, Purchaser agrees to defend, indemnify and hold Seller harmless from and against:

                  (a) All debts, liabilities and obligations arising out of or in any way relating to the operation of the Business accruing subsequent to the Closing or from events occurring subsequent to the Closing with respect to the ownership, management, operation, maintenance and repair of the Business;


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


                  (b) Any actual loss, liability, or damage suffered or incurred by Seller because of any representation or warranty contained in this Agreement, or in any document furnished to Seller by Purchaser in connection with the Closing hereunder, shall be false or misleading in any material respect; and

                  (C) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Seller in connection with any suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this provision.


                                  ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

         SECTION 7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall be true on and as of the Closing Date in all material respects as though such representations and warranties were made on and as of the Closing Date.

         SECTION 7.2 COMPLIANCE WITH AGREEMENT. Purchaser shall have performed and complied in all material respects (and in all respects in the case of Article II hereof) with all covenants and conditions to be performed or complied with by it on or prior to the Closing Date.

         SECTION 7.3 CONSENTS. Any consent required in connection with the assignment to Purchaser of the Lease, and any consents required in connection with the assignment of those other Assigned Contracts listed in SCHEDULE 3.3 hereto shall have been duly obtained and shall be in full force and effect on the Closing Date.

         SECTION 7.4 PURCHASER'S CLOSING DELIVERIES AND OBLIGATIONS. Purchaser shall have delivered all items and satisfied all obligations pursuant to
SECTION 9.1(b).

         SECTION 7.5 AVAILABILITY OF PURCHASER FINANCING. The Committed Financing set forth on Schedule 4.4 shall be available to Purchaser on the Closing Date, or alternate financing is available to Purchaser to the satisfaction of Seller.

         SECTION 7.6 NO ADVERSE PROCEEDING. As of the Closing Date, there shall not have been instituted or be pending or threatened any suit, action or other proceeding by any Governmental Agency or any other Person in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.


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


         SECTION 7.7 MINIMUM INVENTORY TO BE PURCHASED AMOUNT. If the result of Seller's physical inventory conducted pursuant to Section 2.4 varies more than five (5%) percent from the inventory shown on the report generated by its inventory control system immediately before such physical inventory is conducted, either Seller or Purchaser may terminate this Agreement. Notwithstanding any provision to the contrary herein, if either party terminates pursuant to this section, no allocation of fees, costs or expenses provided under SECTION 9.3 shall apply, and each party hereto shall bear its own expenses.

         SECTION 7.8 FAIRNESS OPINION. The trustees of the Employee Stock Ownership Plan shall have received an opinion of _________________________ relating to fairness of the transaction in substance and form satisfactory to the trustees.

         SECTION 7.9 SHAREHOLDER AND ESOP PARTICIPANT APPROVAL. Seller shall have obtained the required approval of the shareholders of Seller and the participants in Seller's Employee Stock Ownership Plan.


                                  ARTICLE VIII

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by Purchaser) of each of the following conditions on or prior to the Closing Date:

         SECTION 8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date in all material respects.

         SECTION 8.2 COMPLIANCE WITH AGREEMENT. Seller shall have performed and complied in all material respects with all covenants and conditions to be performed or complied with by it on or prior to the Closing Date.

         SECTION 8.3 NO ADVERSE PROCEEDING. As of the Closing Date, there shall not have been instituted or be pending or threatened any suit, action or other proceeding by any Governmental Agency or any other Person in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.

         SECTION 8.4 CONSENTS. The following consents shall have been duly obtained and shall be in full force and effect on the Closing Date: (i) the consent, if any, required in connection with the assignment to Purchaser of the Leases; and (II) the consents, if any, required in connection with the assignment of those other Assigned Contracts listed in SCHEDULE 3.3 hereto.


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


         SECTION 8.5 SELLER'S CLOSING DELIVERIES AND OBLIGATIONS. Seller shall have delivered all items and satisfied all obligations pursuant to SECTION 9.1(a).


                                   ARTICLE IX
                          THE CLOSING AND TERMINATION

         SECTION 9.1 THE CLOSING. The Closing of the transactions contemplated hereby (the "CLOSING") shall be held on the _____ day of ________, 1999 (the "CLOSING DATE") The Closing shall be held at the _________________________________________. At the Closing, all of the
transactions provided for in ARTICLE II hereof shall be consummated on a substantially concurrent basis.

                  (a) SELLER'S DELIVERIES AND OBLIGATIONS AT CLOSING. At the Closing, Seller shall deliver (or cause to be delivered) to Purchaser the following (in form and substance reasonably satisfactory to counsel for Purchaser):

                           (i) a duly executed Assignment and Assumption Agreement assigning to Purchaser the rights, title, interest, and obligations in, under, and to each of the Assigned Contracts being assigned to Purchaser, substantially in the form attached hereto as EXHIBIT A;

                           (ii) a duly executed Bill of Sale and Assumption Agreement and such other documents or instruments of transfer necessary to vest in Purchaser full and complete title to the Purchased Inventory and Fixed Assets, free and clear of all liens, pledges, security interests, and encumbrances, on the Closing Date, substantially in the form attached hereto as EXHIBIT B;

                           (iii) A duly executed Assignment and Assumption of Leases assigning the rights, title, interest, and obligations in, under, and to the Leases to Purchaser, substantially in the form attached hereto as EXHIBIT I;

                           (iv) the Employment Agreements, each duly executed by the employee named therein;

                           (v) the Real Estate Lease, duly executed by ADCO Development Partnership;

                           (vi) certified resolutions of the directors of Seller approving and authorizing the transactions contemplated by this Agreement;


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


                           (vii) a certificate, executed by a duly authorized officer of Seller, to the effect that all conditions to closing set forth in SECTION 8.1 and SECTION 8.2 have been satisfied; and

                           (viii) such other instruments, documents, and considerations which may be reasonably required by Purchaser or Purchaser's counsel to effectuate the transaction contemplated by this Agreement

                  (b) PURCHASER'S DELIVERIES AND OBLIGATIONS AT CLOSING. At the Closing, Purchaser shall deliver (or cause to be delivered) to Seller the following (in form and substance reasonably satisfactory to counsel for Seller):

                           (i) payment of the Purchase Price and other amounts in accordance with the terms and conditions set forth in SECTION 2.3 and other applicable provisions of this Agreement;

                           (ii) a duly executed Assignment and Assumption Agreement accepting the assignment of the rights, title, interest, and obligations in, under, and to each of the Assigned Contracts being assigned to Purchaser, substantially in the form attached hereto as EXHIBIT A;

                           (iii) a duly executed Assignment and Assumption of Leases accepting the assignment of the rights, title, interest, and obligations in, under, and to the Leases, substantially in the form attached hereto as EXHIBIT I;

                           (iv) the Employment Agreements, duly executed by Purchaser;

                           (v) the Real Estate Lease, duly executed by Purchaser;

                           (vi) certified resolutions of the directors of Purchaser approving and authorizing the transactions contemplated by this Agreement;

                           (vii) a certificate, executed by a duly authorized officer of Purchaser, to the effect that all the conditions to closing set forth in SECTION 7.1 and
                           SECTION 7.2 have been satisfied;

                           (viii) such other instruments, documents, and considerations which may be reasonably required by Purchaser or Purchaser's counsel to effectuate the transaction contemplated by this Agreement.

         SECTION 9.2 TERMINATION. Anything in this Agreement to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing and in no other manner:


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


                  (a) by mutual written consent of Purchaser and Seller;

                  (b) by Seller if Purchaser is in breach in any material respect of any of its representations made in this Agreement, or is in violation or default of any of its covenants or agreements in this Agreement if the breach or default is not cured within ten (10) days after written notice by Seller;

                  (C) by Seller if Seller receives and accepts a Superior Proposal pursuant tO SECTION 5.13 and pays to Purchaser a non-refundable break-up fee of Four Hundred Thousand ($400,000.00) Dollars;

                  (d) by Purchaser, if Seller is in breach in any material respect of any of its representations made in this Agreement or is in violation or default of any of its covenants or agreements in this Agreement which breach or default is not cured within ten (10) Business Days after written notice by Purchaser;

                  (e) by Purchaser, if at any point up until and including the Closing Date, Purchaser does not have available Committed Financing.

         SECTION 9.3 EFFECTS OF TERMINATION

                  (a) In the event this Agreement is terminated pursuant to
                  SECTION 9.2, except as provided in this SECTION 9.3, all further obligations of the parties hereunder shall terminate and such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided, however, that: (i) if such termination shall result from the willful failure of Purchaser to perform a covenant of this Agreement or from a breach of its representations in SECTION 4.4, Purchaser shall be liable for any and all losses, damages and expenses incurred or suffered by Seller as a result of such breach or failure to perform in an amount not to exceed $75,000.00 and the cost of obtaining the fairness opinion; (ii) if such termination shall result from the willful failure of Seller to perform a material covenant of this Agreement, other than failure to perform through acceptance of a Superior Proposal, Seller shall be liable for any and all losses, damages and expenses incurred or suffered by Purchaser as a result of Seller's failure to perform, in an amount not to exceed $150,000.00; and (iii) if this Agreement is terminated pursuant to SECTION 9.2(a) or SECTION 9.2(e) Purchaser shall reimburse Seller for all expenses, including professional fees, incurred in obtaining a fairness opinion with respect to the transaction contemplated hereby. The provisions of this SECTION 9.3 shall survive any termination hereof pursuant to SECTION 9.2 except if this Agreement is terminated pursuant to SECTION 9.2(c). The remedies set forth in this SECTION 9.3 shall be


                                                        Daniels & Sooter, L.L.C.
                                                                   Page 27 of 35
                  the sole and exclusive remedies for any termination pursuant to SECTIONS 9.2(a), 9.2(b), 9.2(d) AND 9.2(e).

                  (b) The foregoing provisions of this SECTION 9.3 shall not limit the rights of the parties hereto to seek specific performance of any obligation hereunder of any other party.


                                   ARTICLE X

                                     TAXES

         The parties hereto hereby covenant and agree as follows:

         SECTION 10.1 TAXES RELATED TO PURCHASE OF ASSETS. The parties recognize and acknowledge that the sale, transfer, assignment and delivery of the Purchased Assets may be subject to state and local transfer, recording, stamp or other similar transfer taxes (collectively, "TRANSACTION TAXES") that may be imposed by reason of the sale, transfer, assignment and delivery of the Purchased Assets. If Transaction Taxes are assessed for any reason, then Purchaser shall pay such Transaction Taxes along with any recording and filing fees. Purchaser and Seller agree to cooperate to determine the amount of Transaction Taxes payable in connection with the transactions contemplated under this Agreement. Transaction Taxes shall not include any Taxes for which Seller is responsible under SECTION 10.2. At the Closing, Purchaser shall remit to the Seller such properly completed resale exemption certificates and other similar certificates or instruments as are applicable to claim available exemptions from the payment of sales, transfer, use or other similar taxes under applicable law. Purchaser and Seller shall cooperate in preparing such forms and will execute and deliver such affidavits and forms as are reasonably requested by the other party.

         SECTION 10.2 PRORATION OF REAL AND PERSONAL PROPERTY TAXES. Personal and real property taxes and assessments on the Purchased Assets shall be prorated between Purchaser and Seller as of the Apportionment Date, provided, however, that Seller shall not be responsible for any increased assessments on real and personal property resulting from the transactions contemplated hereby. All such prorations shall be allocated so that items relating to time periods ending prior to the Closing Date shall be allocated to Seller and items related to time periods beginning on or after the Closing Date shall be allocated to Purchaser The amount of all such prorations shall be settled and paid on the Closing Date.

         SECTION 10.3 COOPERATION ON TAX MATTERS. Purchaser and Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to tax matters, for the preparation for and proof of facts during any tax audit, for the preparation for any tax protest, for the prosecution or


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

defense of any suit or other proceeding relating to tax matters and for the answer of any governmental or regulatory inquiry relating to tax matters.

         Purchaser agrees to retain possession of all files and records delivered to Purchaser by Seller for a period of at least six years from the Closing Date. In addition, from and after the Closing Date, Purchaser agrees that it will provide access to Seller and its attorneys, accountants and other representatives (after reasonable notice and during normal business hours and without charge) to such files and records as Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any such return, filing, audit, protest, claim, suit, inquiry or other proceeding.


                                   ARTICLE XI

                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         SECTION 11.1 CURRENT INTENT REGARDING BUSINESS EMPLOYEES; WARN

         Without making any other commitment regarding the Business Employees, Purchaser commits to hire, as of the Closing Date, substantially all of the current Business Employees and each such employee hired shall, for all purposes under Purchaser's employee benefit plans, be credited with such employee's period of service with Seller. Purchaser shall provide each such employee with employee benefits, other than an ESOP or program of similar nature, that are substantially similar to the employee benefits currently being provided to such employee by Seller. Purchaser assumes no obligation, liability, or responsibility of Seller with respect to the Business Employees. Purchaser's obligation with respect to the Business Employees who accept employment with Purchaser shall commence as of the Closing Date. Purchaser shall be responsible for any obligations or Liabilities to the Business Employees under the Worker Adjustment and Retraining Notification Act and any similar state or local "plant closing" law ("WARN") to the extent WARN thresholds are exceeded as a result of actions taken by the Purchaser on or after the Closing Date with respect to the Business Employees. Seller shall be responsible for any obligations or Liabilities to the Business Employees under WARN as a result of actions taken by Seller prior to the Closing Date.


                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         SECTION 12.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties to this Agreement made in this Agreement, subject to the exceptions thereto, will not be affected by any information furnished to, or any investigation conducted by, any of them or their representatives in connection with the subject matter of this Agreement. The representations and warranties contained in this Agreement shall survive the Closing for a period of eighteen months.


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

         SECTION 12.2 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one (1) Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven (7) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Seller and to Purchaser at the addresses indicated below:

 If to Purchaser:                 Rankin Automotive Group, Inc.
                                  3709 S. MacArthur Drive
                                  Alexandria, LA 71302
                                  Attention:  Randall B. Rankin
                                  Facsimile No. 318-443-9952

 With a copy                      Ricky L. Sooter
 (which shall not                 Daniels & Sooter, L.L.C.
 constitute notice) to:           3600 Jackson Street, Suite 106
                                  Alexandria, LA 71306
                                  Facsimile No. 318-448-8528

 With a copy                      Michael Glass, Esq.
 (which shall not                 1735 White Street
 constitute notice) to:           Alexandria, Louisiana 71301
                                  Facsimile No. 318-473-4062

 If to Seller:                    Allied Distributing Company of Houston, Inc.
                                  3100 Pawnee
                                  Houston, TX 77054
                                  Attn: David L. Epstein, President

 With a copy
(which shall not
constitute notice) to:

or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

         SECTION 12.3 NOTICE REGARDING INDEMNITIES, LIMITATION OF INDEMNITY, ETC. Except to the extent expressly provided elsewhere in this Agreement, the following procedures shall be followed with respect to all claims for indemnification under this Agreement and all obligations of

                                                        Daniels & Sooter, L.L.C.
                                                                   Page 30 of 35
indemnification hereunder shall be subject to compliance by the party to be indemnified with such procedures.

                  (a) The indemnitee shall give prompt written notice to the indemnitor of any claim that might give rise to a claim by the indemnitee against the indemnitor pursuant to this Agreement, stating the nature and basis of such claims and the estimated amounts thereof.

                  (b) If any action, suit or proceeding is brought against an indemnitee with respect to which an indemnitor may have a liability pursuant to this Agreement, the action, suit or proceeding shall, upon (i) the written acknowledgment by the indemnitor that it has the obligation to indemnify the indemnitee under the indemnity agreements contained herein and (ii) the making of reasonably adequate provisions by the indemnitor to ensure the indemnitee of the ability of the indemnitor to satisfy its obligation hereunder, be defended (including all proceedings on appeal or for review that counsel for the indemnitor shall deem appropriate) by, and may be settled or compromised by, the indemnitor. Prior to receipt by the indemnitee of the indemnitor's written acknowledgment and provision as required by clauses (i) and
                  (ii) of the preceding sentence, the indemnitee shall have the right to contest or defend (and, if the indemnitee has not received such written acknowledgment and provision within thirty business days after the indemnitee has provided written notice as required by SECTION 12.2 above, to settle or compromise) such action, suit or proceeding at the expense of the indemnitor. In addition to the foregoing, the indemnitee may by written notice to the indemnitor require the indemnitor to assume the defense of any action, suit or proceeding with respect to which the indemnitor may have liability pursuant to this Agreement. The indemnitee shall have the right to employ its own counsel in connection with any action, suit or proceeding being defended by the indemnitor pursuant hereto, but the fees and expenses of such counsel shall be at the indemnitee's own expense unless (i) the employment of such counsel and the payment of such fees and expenses shall have been specifically authorized by the indemnitor in connection with the defense of such action, suit or proceeding or (ii) the indemnitee shall have reasonably concluded and notified the indemnitor that there may be specific defenses available to it that are different from or in addition to those available to the indemnitor or that such action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained herein. In either of which events (A) the indemnitor, to the extent made necessary by such defenses, shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnitee and (B) only that portion of such fees and expenses reasonably related to matters covered by the indemnity agreements contained herein shall be borne by the indemnitor. The indemnitor shall keep the indemnitee fully informed of such action, suit or proceeding at all stages thereof whether or not the indemnitee is so represented. The indemnitor shall make available to the indemnitee and its attorneys


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                                                                   Page 31 of 35
                  and accountants all books and records of the indemnitor relating to such proceedings or litigations, and the parties hereto agree to render to each other such assistance as they may reasonably require to ensure the proper and adequate investigation, and the defense or settlement, of any such action, suit or proceeding.

                  (C) The indemnitee shall be entitled to compromise and settle all actions, suits or proceedings as to which the indemnitor does not have or does not exercise the right to assume the defense, without consent of the indemnitor, provided, that it acts reasonably and in good faith in doing so. The indemnitee shall keep the indemnitor fully informed of such action, suit or proceeding at all states thereof.

                  (d) No claim for indemnification shall be made pursuant to
                  SECTION 5.12 or SECTION 6.4 unless the amount of such claim exceeds $1,000 and no claims shall be paid pursuant to such provisions until the aggregate of such claims exceeds $25,000 and then only to the extent that all claims made exceed $25,000. Indemnification by Seller shall be limited to and provided solely from the funds held pursuant to the Escrow Agreement. In determining the amount of any indemnity, there shall be taken into account by the party to be indemnified any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, as a result of such indemnification.

         SECTION 12.4 AMENDMENTS. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by each of the parties hereto.

         SECTION 12.5 ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the successors and assigns of each party to this Agreement, but no rights, obligations or liabilities under this Agreement may be assigned by any party without the prior written consent of the other parties hereto.

         SECTION 12.6 ANNOUNCEMENTS. All press releases, notices to customers and suppliers and other announcements prior to the Closing Date with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both Purchaser and Seller prior to the issuance thereof; provided that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other party (which shall be Seller in the case of disclosure proposed to be made by Purchaser and Purchaser in the case of disclosure proposed to be made by Seller) prior to making such disclosure and provide such other party an opportunity to review the proposed disclosure).

         SECTION 12.7 EXPENSES. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear all of its legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.


                                                        Daniels & Sooter, L.L.C.
                                                                   Page 32 of 35

         SECTION 12.8 ENTIRE AGREEMENT. Other than the obligations set forth in the Confidentiality Agreements entered in contemplation of this Agreement, this Agreement and the Ancillary Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and are in full substitution for any and all prior agreements and understandings between them relating to such subject matter. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         SECTION 12.9 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 12.10 COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

         SECTION 12.11 GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Texas, without giving effect to the conflict of laws principles thereof.

         SECTION 12.12 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) an accounting term not otherwise defined has the meaning assigned to by GAAP; (c) the word "or" is not exclusive; (d) the words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation"; (e) words in the singular include the plural and in the plural include the singular; (f) provisions apply to successive events and transactions; and (g) "$" means the currency of the United States of America.

         SECTION 12.13 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         SECTION 12.14 CONFIDENTIALITY. Seller and Purchaser agree to keep, and to cause each of their affiliates, directors, officers, and employees to keep, confidential any and all confidential


                                                        Daniels & Sooter, L.L.C.
                                                                   Page 33 of 35
information of the other party that either receives in the course of performing its obligations hereunder (except that such information may be shared, on a confidential basis, with the party's attorneys and auditors) and will not, without the other party's written consent, use any of such confidential information except as reasonably necessary to perform its duties under this or another of its agreements with the other party. Upon termination of this Agreement, each party will return, and will cause its affiliates to return, to the other party, all original documents and copies of the confidential information which are in its possession.

         SECTION 12.15 EXHIBITS. Notwithstanding anything to the contrary in this Agreement, the exhibits attached hereto are provided in good faith as a form of document similar to that which the parties to this Agreement intend to execute at the closing of this transaction, but the parties to this Agreement hereby acknowledge and agree that such forms remain subject to further negotiation by such parties before execution thereof.

         IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the day and year first written above.

SELLER:

ALLIED DISTRIBUTING COMPANY OF HOUSTON, INC.


BY:  /s/ DAVID L. EPSTEIN
     --------------------

Name:  David L. Epstein

Title:  President



AUTO PARTS INVESTMENT GROUP, INC.


BY: /s/ DAVID L. EPSTEIN
     --------------------

Name:  David L. Epstein

Title:  President



                                                        Daniels & Sooter, L.L.C.
                                                                   Page 34 of 35

PURCHASER:

RANKIN AUTOMOTIVE GROUP, INC.


BY:  /s/ RANDALL B. RANKIN
     ---------------------

Name:  Randall B. Rankin

Title:  President


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                                                                   Page 35 of 35